UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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Hythiam, Inc.

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Press Release

Hythiam Contact:	Investment Community:	Media Relations
Sanjay Sabnani	Tony Schor	Erin Mitchell
SVP Strategic Development	Investor Awareness, Inc.	RLM Public Relations
(310) 444-5335	(847) 945-2222	(212) 741-5106 x 233
ssabnani@hythiam.com	tony@investorawareness.com	erin@RLMpr.com
HYTHIAM BOARD APPROVES EMPLOYEE
STOCK PURCHASE PLAN
LOS ANGELES, CA– April 28, 2006 – Hythiam, Inc. (NASDAQ: HYTM), which licenses the PROMETA™ protocols designed to target the biology of substance dependence, today announced that its Board of Directors has approved an Employee Stock Purchase Plan, subject to a vote of stockholders in connection with its upcoming meeting to be held on June 16, 2006.
     If the Employee Stock Purchase Plan is approved by stockholders at the annual meeting, 500,000 shares of the Company’s common stock will be reserved for issuance thereunder, which represents approximately 1.3% of the outstanding common shares of the Company.
     “The approval of this plan comes in response to the request of many of our employees who have expressed an interest in purchasing Hythiam shares through direct payroll deductions,” commented Terren S. Peizer, Hythiam’s Chairman and CEO.
     Stockholders should read the Company’s proxy statement for its 2006 annual meeting when it is available because it contains important information. A copy of the proxy statement, the Company’s most recent annual report, and other pubic reports are available free by contacting: Investor Relations, Hythiam, Inc., 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025, telephone: (310) 444-5335. The proxy statement, and other reports filed by the Company with the Securities and Exchange Commission are also available for free at the Commission’s web site at http://www.sec.gov.
About Hythiam, Inc.
Hythiam® is focused on delivering solutions for those suffering from alcoholism and other substance dependencies. Hythiam researches, develops, licenses and commercializes innovative physiological treatment protocols for substance dependence. Additionally, Hythiam provides proprietary administrative services to assist physicians and facilities with staff education, marketing and sales support, and outcomes tracking for data analysis. For further information please visit www.hythiam.com.
Forward-Looking Statements
Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company’s control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history and lack of statistically significant formal research studies, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the healthcare industry; and additional risks factors as discussed in the reports filed by the company with the Securities and Exchange Commission, which are available on its website at http://www.sec.gov.